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                                                                    EXHIBIT 10.1

             Summary of Executive Management Performance Bonus Plan


         Golden Star Resources Ltd. has adopted an executive management performance bonus plan under which the Company's executive officers and certain other management personnel are eligible for annual bonus awards. Bonuses are awarded at the discretion of the Company's Board of Directors, based on the Board's evaluation of the performance of both the Company and the participant measured against performance objectives established each year. The Company's executives, including the following four executive officers named in its proxy statement and management information circular for its 2002 annual general meeting of shareholders are eligible for discretionary bonus awards based on salary levels and performance: Mr. Peter J. Bradford, President and Chief Executive Officer; Mr. Allan J. Marter, Senior Vice President and Chief Financial Officer; Mr. Richard Q. Gray, Senior Vice President and Chief Operating Officer; and Dr. Peter G. Donald, Vice President.